EXHIBIT 3.1

FILED # 626-1998
JAN 12 1998
IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE


                           ARTICLES OF INCORPORATION

                                       OF

                          FINELINE PROPERTIES.COM, Inc.
                         -------------------------------

KNOW ALL MEN BY THESE PRESENTS:

That we the undersigned, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Nevada and we do hereby certify:

                                    I.

The name of this corporation is FINE PROPERTIES, INC.

                                    II.

The resident agent of said corporation shall be Pacific Corporate
Services, Inc., 7631 Bermuda Road, Las Vegas, Nevada 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                                   III.

The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                                    IV.

The members of the governing board shall be styled Directors and the first Board of Directors shall consist of two (2). The number of stockholders of said corporation shall consist of two (2). The number of directors and stockholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this Corporation in that regard, and without the necessity of amending these Article of Incorporation. The names and addresses of the first Board of Directors and of the Incorporators signing these Articles are as follows:

Robert Petry		      7337 Westview Drive
 		                  Kent, OH  44240

Harcourt A. Wiltshire  	      7337 Westview Drive
                      		Kent, OH  44240


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                                 V.

The Corporation is to have perpetual existence.

                        	   VI.

The total authorized capitalization of this Corporation shall be and is the sum of 3,000,000 shares of Common Stock at $.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash property, or services, the stock of other corporations or other values, rights or things, and the judgement of the Board of Directors as to the value thereof shall be conclusive.

                            	   VII.

The capital stock shall be and remain non-assessable. Then private property of the stockholders shall not be likable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, we have set our hand this 14th day of October, 1997.

s/s Robert Petry
----------------------------
Robert Petry

s/s Harcourt A. Wiltshire
----------------------------
Harcourt A. Wiltshire

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January 12, 1998
State of Nevada
Secretary of State
I hereby certify that this is a
true and complete copy of the
document filed in this office.

/s/ Dean Heller
Dean Heller, Secretary of State

By:  /s/ D. Bates
-------------------
D. Bates

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SECRETARY OF STATE OF THE
STATE OF NEVADA
MAR 12, 1999

No. C626-98

s/s Dean Heller
-----------------
Dean Heller, Secretary of State


                    RESTATED ARTICLES OF INCORPORATION

                                  OF

                         FINELINE PROPERTIES, INC.

     We, the undersigned President and Secretary of FINELINE PROPERTIES, INC. do hereby certify:

     That the board of directors and shareholders by written consent have adopted resolutions to amend and restate the Article of Incorporation;

     That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,531,830; that said amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon;

     That the primary purpose of the amendments is to change the name of the corporation to FINELINES PROPERTIES.COM, INC.; and to provide indemnification for directors and officers; and

     That the text of Articles of Incorporation as amended to date reads as herein set forth in full:

                             ARTICLE I

                               NAME
                               ----

     The name of this corporation (hereinafter called "Corporation") is FINELINE PROPERTIES.COM, INC.

                             ARTICLE II

                     REGISTERED OFFICE AND AGENT
                     ---------------------------

     The registered agent of said corporation shall be Pacific Corporate Services, Inc., 7631 Bermuda Road, Las Vegas, Nevada 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

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                             ARTICLE III

                          PURPOSES AND POWERS
                          -------------------

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this Corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                              ARTICLE IV

                              DIRECTORS
                              ---------

     The Corporation shall be governed by a Board of Directors consisting of such number of directors as shall be fixed the Corporation's by-laws. The number of directors constituting the current board of directors of the corporation is three and the name and addresses of the directors are as follows:

          Name                      Address
          ----                      -------

          Robert Petry              7337 Westview Drive
                                    Kent, Ohio  44240

          Sidney Rudick             4362 S.W. 52 Street
                                    Fort Lauderdale, Florida  33314

          Carl White                420 North Grand Avenue
                                    Long Beach, California  90814

                             ARTICLE V

                             DURATION
                             --------

     The corporation is to have perpetual existence.

                             ARTICLE VI

                           CAPITALIZATION
                           --------------

     The total authorized capitalization of this Corporation shall be and is in the sum of 20,000,000 shares of Common Stock at $.001 par value, said stock to carry full voting power, and 1,000,000 shares of Preferred Non-Voting Stock at $.001 par value. The said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash, property, or services, the stock of other corporation or other values,

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rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

                            ARTICLE VII

                        STOCKHOLDER LIABILITY
                        ---------------------

     The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts and liabilities of the Corporation.

                             ARTICLE VIII

                  LIABILITY OF OFFICERS AND DIRECTORS
                  -----------------------------------

     A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of any unlawful dividend in violation of NRS 78.300.

                             ARTICLE IX

              INDEMNIFICATION OF DIRECTORS AND OFFICERS
              -----------------------------------------

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who, at the request of the Board of Directors of the Corporation, may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

DATED this 27 day of February, 1999.

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s/s Robert Petry
------------------
Robert Petry
President

ATTEST:

s/s Sidney Rudick
------------------
Sidney Rudick
Secretary

STATE OF OHIO
COUNTY OF PORTAGE

     On February 27, 1999, personally appeared before me, a Notary Public, Robert Petry, who acknowledged that he executed the above document in his capacity as President of FINELINE PROPERTIES.COM, INC./aka FINELINE PROPERTIES, INC.

s/s Albert E. Grimes
---------------------
Notary Public

Albert E. Grimes
Notary Public, State of Ohio
My Commission Expires March 11, 1999
Recorded in Portage County

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